INTIVA BioPharma Inc. Announces Name Change to Nexien BioPharma Inc.

DENVER, CO / ACCESSWIRE / October 1, 2018 / Intiva BioPharma Inc. (OTCQB: NTVA) (the “Company”) announces that the Company has changed its corporate name to Nexien BioPharma Inc. (“Nexien”).

The new corporate name, Nexien BioPharma, was inspired by the Company’s mission of becoming a global leader in the further evolution of cannabinoid science and the development of Food and Drug Administration (“FDA”) compliant pharmaceuticals based on specific cannabinoid molecules.

“Cannabinoid science and the development of cannabinoid-based pharmaceuticals is the core of Nexien’s business. The decision to change our Company’s name was made based on the desire to have a name that better reflects the Company’s intent to become a leading cannabinoid-science and pharmaceutical development company, one that is focused on the exciting development of the next generation of cannabinoid-based pharmaceuticals,” stated Alain Bankier, Nexien’s Interim CEO.

Rob Goldfarb Nexien’s COO, also stated, “Key to the decision to change the Company’s name was the fact that the name Intiva Biopharma was often associated with the cannabis plant as opposed to the Company’s business of cannabinoid science and the development of cannabinoid-based pharmaceuticals.”

In a seamless transition for shareholders, the Company will continue to trade on the OTC Markets QB under the stock symbol NTVA, although it is anticipated that the stock symbol will be changed in the near future. Securities held in brokerage accounts or “electronically” at the transfer agent will automatically be changed to securities of Nexien BioPharma Inc. with the new CUSIP number.

About Nexien BioPharma

Nexien BioPharma is a US-based pharmaceutical development company engaged in the formulation, development, and commercialization of cannabinoid-based pharmaceuticals in accordance with U.S. Food and Drug Administration (“FDA”) pre-clinical and clinical pathways, to address a broad range of medical conditions and disorders.

Nexien BioPharma’s drug development strategy consists of:

●	The determination of medical conditions and disorders that could potentially benefit from cannabinoid-based formulations;

●	Conducting “freedom to operate” investigations on these conditions;

●	The preparation of patent applications and the prosecution of such application and/or the licensing of existing patents;

●	Identifying the regulatory pathway with the FDA; and

●	Proceeding with pre-clinical and clinical development activities in accordance with FDA protocols for submission to obtain approval for the particular product(s).

Current financial disclosure and Real-Time Level 2 quotes for Nexien BioPharma are available at www.otcmarkets.com or at www.INTIVABioPharma.com.

Nexien Disclosure Notice: This press release contains “forward-looking statements. For this purpose, any statements contained herein or which are otherwise made by or on behalf of Nexien BioPharma that are not statements of historical facts may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Readers are cautioned that all forward-looking statements involve risk and uncertainties, which may cause results to differ materially from those, set forth in the statements. Such risks and uncertainties include, but are not limited to the following: the success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved; government regulation generally; competitive developments; the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing or issues relating to manufacturing capacity; commercial obstacles to the successful introduction of brand products generally; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement relating to product liability, patent protection, governmental investigations, and other legal proceedings; Nexien BioPharma’s ability to acquire and protect patents and other intellectual property both domestically and internationally; the absence of certainty regarding the receipt of required regulatory approval or the timing or terms of such approvals; any changes in business, political and economic conditions; business interruption due to events outside of Nexien BioPharma’s control.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. Nexien BioPharma undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.

Company Contact:

Mark Lubchenco

Director of Investor Relations

Nexien BioPharma Inc.

Phone: +1 303 495 7583

Email mlubchenco@intivabiopharma.com

Website: www.INTIVABioPharma.com